As filed with the Securities and Exchange Commission on June 25, 2004

                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

                  Ohio                                           31-1010517
    (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                              14621 State Route 93
                               Jackson, Ohio 45640
    (Address of Registrant's principal executive offices including zip code)


                            OAK HILL FINANCIAL, INC.
                            2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

              Ron J. Copher, Chief Financial Officer and Treasurer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
            (Name, address and telephone number of agent for service)

                          Copies of Correspondence to:
                            H. Grant Stephenson, Esq.
                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------
                                      Proposed Maximum  Proposed Maximum     Amount of
Title of Securities    Amount to be   Offering Price    Aggregate Offering   Registration
to be Registered       Registered     Per Share*        Price*               Fee*
-----------------------------------------------------------------------------------------
Common Stock
 without par value     1,200,000      $31.30            $37,560,000          $4,758.86
-----------------------------------------------------------------------------------------



*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on June 21, 2004.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Oak Hill Financial, Inc. Common Stock without par value as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information concerning the Oak Hill Financial, Inc. 2004 Stock Incentive Plan, specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The Registrant incorporates by reference into this Registration Statement the following documents that have been previously filed with the Securities and Exchange Commission:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 11, 2004;

     2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on April 29, 2004;

     3. The Registrant's Current Reports on Form 8-K, dated and filed with the Securities and Exchange Commission on January 9, 2004, February 27, 2004, and April 9, 2004;

     4. The Registrant's Definitive Proxy Statement for its Annual Meeting of Stockholder held on April 13, 2004, filed with the Securities and Exchange Commission on March 11, 2004; and

     5. The description of the Registrant's common stock without par value, which is contained in the Registrant's Form 8-A (Registration No. 0-26876) filed with the Securities and Exchange Commission pursuant to
          Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Article VI of the Registrant's Restated Code of Regulations concerns indemnification and insurance of the Registrant's directors and officers and provides as follows:

     Section 6.01. General Indemnification. The Corporation (1) shall indemnify
                   -----------------------
any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director of the Corporation, or while a Director of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and (2) may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an Officer, employee or agent of the Corporation, or while an Officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Section 6.02. Suits By The Corporation. The Corporation may indemnify or
                   ------------------------
agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of (1) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (2) any action or suit in which the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code.

     Section 6.03. Indemnification for Expenses. To the extent that a director,
                   ----------------------------
trustee, fiduciary, officer, employee, partner, joint venturer or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.01 and 6.02, including any action or suit brought against a Director pursuant to Section 1701.95 of the Ohio Revised Code, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

     Section 6.04. Determination Required. Any indemnification under Sections
                   ----------------------
6.01 and 6.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.01 and 6.02. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not and are not parties to, or threatened with, such action, suit or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested Directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (3) by the Shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Any determination made by the disinterested Directors or by independent legal counsel under this Section 6.04 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 6.02, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or the court in which action or suit was brought to review the reasonableness of such determination.

     Section 6.05.  Advances for Expenses.
                    ---------------------

     (A) Expenses (including attorney's fees) incurred by a Director in defending any civil or criminal action, suit or proceeding referred to in Sections 6.01 and 6.02 of this Article VI, except where the only liability asserted against a Director is pursuant to Section 1701.95 of the Ohio Revised Code, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director in which he agrees to (1) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (2) reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

     (B) Expenses (including attorney's fees) incurred by a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent in defending any action, suit, or proceeding referred to in Sections 6.01 and 6.02 of this
Article VI, including any action or suit brought against a Director pursuant to
Section 1701.95 of the Revised Code, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent to repay such amount, if it is ultimately determined that he is not entitled to be indemnified by the Corporation.

     Section 6.06. Article VI Not Exclusive. The indemnification authorized by
                   ------------------------
this Article VI shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, common law, the General Corporation Law of the State of Ohio, the Regulations or any agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain
                   ---------
insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     Section 6.08. Sections 6.01 and 6.02 Not Exclusive. The authority of the
                   ------------------------------------
Corporation to indemnify persons pursuant to Sections 6.01 and 6.02 of this
Article VI does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to any other Section of this Article VI. Sections 6.01 and 6.02 of this Article VI do not create any obligation to repay or return payments made by the Corporation under any other Section of this Article VI.

     Section 6.09. Definition of "the Corporation". As used in this Article VI,
                   ------------------------------
references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Indemnification also may be made available by Registrant to its directors, officers, employees and agents, and may be available as a matter of right, under
Section 1701.13(E) of the Ohio Revised Code. Section 1701.13(E) of the Ohio Revised Code provides as follows:

          (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c) By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

          Any determination made by the disinterested directors under division
     (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

          (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

          (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     In addition, Section 3.06 of the Registrant's 2004 Stock Incentive Plan provides indemnification for members of the Registrant's Governance and Compensation Committee, which committee administers the Registrant's 2004 Stock Incentive Plan, as follows:

          3.06 INDEMNIFICATION. Each member of the Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action taken in relation to the Plan to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

     The Registrant has obtained insurance which, subject to certain exceptions, insures the Registrant's directors and officers in such capacities.

Item 7. Exemption from Registration

        Not applicable.

Item 8. Exhibits

Exhibit
Number                         Exhibit Description
------                         -------------------


4(a) Oak Hill Financial, Inc. 2004 Stock Incentive Plan (Reference is made to Appendix 3 to the Registrant's Definitive Proxy Statement for the 2004 Annual Meeting of Shareholders held on April 13, 2004, filed with the Securities and Exchange Commission on March 11, 2004, and incorporated herein by reference).

4(b)        Fourth Amended and Restated Articles of Incorporation
            (Reference is made to Exhibit 3.1 of the Registrant's
            Registration Statement on Form S-4 (Registration No.
            333-81645), filed with the Securities and Exchange Commission and incorporated herein by reference).

4(c) Restated Code of Regulations (Reference is made to Exhibit 3(ii) of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-96216), filed with the Securities and Exchange Commission and incorporated herein by reference).

5        *  Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)    *  Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit
            5 filed herewith).

23(b)    *  Consent of Registered Independent Public Accountant, Grant
            Thornton LLP.

24       *  Power of Attorney.

--------------------------
* Filed with this Registration Statement


Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Ohio, on June 25, 2004.

                               Oak Hill Financial, Inc.

                               By:    /s/ Ron J. Copher
                                  ---------------------------------------------
                                          Ron J. Copher,
                                          Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



         Signature                                     Title                                          Date
         ---------                                     -----                                          ----


*  Evan E. Davis                            Director                                             June 25, 2004
------------------------------------
   Evan E. Davis

*  John D. Kidd                             Chairman and Director                                June 25, 2004
------------------------------------
   John D. Kidd

*  R. E. Coffman, Jr.                       President, Chief Executive Officer and Director      June 25, 2004
------------------------------------
   R. E. Coffman, Jr.                       (Principal Executive Officer)

  /s/ Ron J. Copher                         Chief Financial Officer and Treasurer                June 25, 2004
------------------------------------
      Ron J. Copher                         (Principal Financial and Accounting Officer)

*  D. Bruce Knox                            Chief Information Officer and Director               June 25, 2004
------------------------------------
   D. Bruce Knox

*  Candice R. DeClark-Peace                 Director                                             June 25, 2004
------------------------------------
   Candice R. DeClark-Peace

*  Barry M. Dorsey, Ed.D.                   Director                                             June 25, 2004
------------------------------------
   Barry M. Dorsey, Ed.D.

*  Donald R. Seigneur                       Director                                             June 25, 2004
------------------------------------
   Donald R. Seigneur

*  William S. Siders                        Director                                             June 25, 2004
------------------------------------
   William S. Siders

*  H. Grant Stephenson                      Director                                             June 25, 2004
------------------------------------
   H. Grant Stephenson

*  Neil S. Strawser                         Director                                             June 25, 2004
------------------------------------
    Neil S. Strawser

*  Donald P. Wood                           Director                                            June 25, 2004
---------------------------
    Donald P. Wood

*By  /s/ Ron J. Copher
   -----------------------------------
     Ron J. Copher, Attorney-in-fact
     for each of the persons indicated

                          Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                            -------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                            -------------------------


                            OAK HILL FINANCIAL, INC.

                            -------------------------

                                    EXHIBITS
                            -------------------------

                                  EXHIBIT INDEX


Exhibit
Number                         Exhibit Description
------                         -------------------


4(a) Oak Hill Financial, Inc. 2004 Stock Incentive Plan (Reference is made to Appendix 3 to the Registrant's Definitive Proxy Statement for the 2004 Annual Meeting of Shareholders held on April 13, 2004, filed with the Securities and Exchange Commission on March 11, 2004, and incorporated herein by reference).

4(b) Fourth Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1 of the Registrant's Registration Statement on Form S-4 (Registration No.
             333-81645), filed with the Securities and Exchange Commission and incorporated herein by reference).

4(c) Restated Code of Regulations (Reference is made to Exhibit 3(ii) of the Registrant's Registration Statement on Form SB-2 (Registration No. 33-96216), filed with the Securities and Exchange Commission and incorporated herein by reference).

5        *   Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)    *   Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit
             5 filed herewith).

23(b)    *   Consent of Registered Independent Public Accountant, Grant
             Thornton LLP.

24       *   Power of Attorney.

--------------------------

* Filed with this Registration Statement